Exhibit 99.1

COMBINED CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

METRO 29TH STREET ASSOCIATES, LLC

MARCH 31, 2012 (UNAUDITED)

AND DECEMBER 31, 2011

Metro 29th Street Associates, LLC

Independent Auditors’ Report

The Members
Metro 29th Street Associates, LLC:

We have audited the accompanying combined consolidated balance sheet of Metro 29th Street Associates, LLC (the Company) as of December 31, 2011, and the related combined consolidated statements of operations, equity and cash flows for the year then ended. These combined consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG, LLP

Philadelphia, PA

August 30, 2012

Metro 29th Street Associates, LLC
COMBINED CONSOLIDATED BALANCE SHEETS
[DOLLAR AMOUNTS IN THOUSANDS]

	March 31, 2012 (Unaudited)	December 31, 2011
Assets:
Investment in Hotel Properties of consolidated variable interest entity, net of Accumulated Depreciation	$83,635	$84,078
Cash and Cash Equivalents	1,774	1,922
Escrow Deposits	2,318	1,869
Hotel Accounts Receivable, net of Allowance for Doubtful Accounts of $0 and $0	256	837
Other Assets	354	616

Total Assets	$88,337	$89,322

Liabilities and Equity:
Mortgages and Notes Payable of consolidated variable interest entity	69,767	69,940
Accounts Payable, Accrued Expenses and Other Liabilities	1,738	1,277
Due to Related Parties	127	168

Total Liabilities	71,632	71,385

Equity:
Members' Equity	$3,154	$4,137
Noncontrolling Interests	13,551	13,800

Total Equity	16,705	17,937

Total Liabilities and Equity	$88,337	$89,322

See notes to combined consolidated financial statements

Metro 29th Street Associates, LLC
COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
[DOLLAR AMOUNTS IN THOUSANDS]

	Three Months Ended March 31		Year Ended December 31,
	2012	2011	2011
	(Unaudited)	(Unaudited)
Revenue:
Hotel Operating Revenues	$2,671	$2,307	$14,346
Total Revenues	2,671	2,307	14,346

Operating Expenses:
Hotel Operating Expenses	1,478	1,234	6,165
Real Estate and Personal Property Taxes and Property Insurance	286	252	1,093
Depreciation and Amortization	446	536	2,164
Total Operating Expenses	2,210	2,022	9,422

Operating Income	461	285	4,924

Interest Expense	1,280	1,269	5,146

Net Loss	(819)	(984)	(222)

Loss Allocated to Noncontrolling Interests	249	522	2,026

Net (Loss) Income applicable to Members	$(570)	$(462)	$1,804

See notes to combined consolidated financial statements

Metro 29th Street Associates, LLC
COMBINED CONSOLIDATED STATEMENTS OF EQUITY
[DOLLAR AMOUNTS IN THOUSANDS]

	H Metro Delaware Associates, LLC	Sam Chang	Total Members Equity	Noncontrolling Interest	Total Equity

Balance, December 31, 2010	1,468	1,467	2,935	15,826	$18,761

Distributions	-	(602)	(602)		$(602)

Net Income (loss)	902	902	1,804	(2,026)	$(222)

Balance, December 31, 2011	2,370	1,767	4,137	13,800	17,937

Distributions (Unaudited)	-	(413)	(413)		$(413)

Net Loss (Unaudited)	(285)	(285)	(570)	(249)	$(819)

Balance, March 31, 2012 (Unaudited)	$2,085	$1,069	$3,154	$13,551	$16,705

See notes to combined consolidated financial statements

Metro 29th Street Associates, LLC
COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
[DOLLAR AMOUNTS IN THOUSANDS]

			Year Ended
	Three Months Ended March 31		December 31,
	2012	2011	2011
	(Unaudited)	(Unaudited)
Operating activities:
Net (loss) income	$(819)	$(984)	$(222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	446	537	2,164
Change in assets and liabilities:
(Increase) decrease in:
Hotel accounts receivable	581	33	(531)
Escrow Deposits	(449)	(465)	(235)
Other assets	262	207	(66)
Increase (decrease) in:
Due to related parties	(41)	290	(301)
Accounts Payable, Accrued Expenses and Other Liabilities	461	(145)	(46)
Net cash provided by (used in) operating activities	441	(527)	763

Investing activities:
Capital expenditures	(3)	(26)	(215)
Net cash used in investing activities	(3)	(26)	(215)

Financing activities:
Principal repayment of mortgages and notes payable	(173)	-	(60)
Distributions to members	(413)	-	(602)
Net cash used in financing activities	(586)	-	(662)

Net decrease in cash and cash equivalents	(148)	(553)	(114)
Cash and cash equivalents - beginning of period	1,922	2,036	2,036

Cash and cash equivalents - end of period	$1,774	$1,483	$1,922

See notes to combined consolidated financial statements

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Metro 29th Street Associates, LLC (the Company) was formed as a limited liability company under the laws of New York in 2007 (inception) pursuant to a strategic alliance between Sam Chang and H Metro Delaware Associates, LLC.

On February 1, 2007, the Company entered into a lease agreement with Brisam Management DE, LLC (“Brisam”), the owner of the land, building and improvements, which were leased by the Company.  Brisam is considered a variable interest entity as a result of the lease and, based on management’s evaluation, the Company is the primary beneficiary of this variable interest entity and therefore Brisam is consolidated in the Company’s financial statements.  The Company leased the property to Metro 29th Sublessee (the TRS), an entity owned jointly by Sam Chang and the owner of H Metro Delaware Associates, LLC.

The accompanying unaudited financial statements of the Company as of March 31, 2012 and for the three-month periods ended March 31, 2012 and 2011, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2012, and for the three-month periods ended March 31, 2012 and 2011, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

Principles of Combination and Consolidation

The accompanying balance sheets, statements of operations, statements of equity and statements of cash flows of the Company and the TRS are presented on a combined basis. Furthermore, the financial position, operating results and cash flows of Brisam, are consolidated.  All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported accounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

Investment in Hotel Properties

The hotel properties are stated at cost.  Depreciation is provided for using the straight-line method over their estimated useful lives:

Building and improvements	7 - 40 years
Furniture and equipment	5 - 7 years

Maintenance and repairs are charged to operations as incurred.  Additions and major improvements are capitalized.  Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.

The Company evaluates long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the properties and considering any other events and circumstances which might indicate potential impairment.

Revenue Recognition

Room and other revenue are recognized as earned.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in banks plus short-term investments with an initial maturity of three months or less when purchased.

Escrow Deposits

Escrow deposits include reserves for debt service, real estate taxes, and insurance and reserves for furniture, fixtures, and equipment replacements, as required by certain mortgage debt agreement restrictions and provisions.

Hotel Accounts Receivable

Hotel accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. The Company generally does not require collateral. Ongoing credit evaluations are performed and an allowance for potential losses from uncollectible accounts is provided against the portion of accounts receivable that is estimated to be uncollectible.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

Advertising Costs

Advertising costs are expensed as incurred; including costs incurred under the terms of the franchise agreements.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the members on their respective income tax returns.

Litigation

The Company may from time to time be involved in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Comprehensive Income

For all periods presented, comprehensive income equaled net income; therefore, a separate statement of comprehensive income is not included in the accompanying combined consolidated financial statements.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 2 – INVESTMENT IN HOTEL PROPERTIES

Investment in hotel properties consists of the following at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Land	$31,584	$31,584
Buildings and Improvements	59,633	59,633
Furniture, Fixtures and Equipment	3,322	3,320
	94,539	94,537

Less Accumulated Depreciation	(10,904)	(10,459)

Total Investment in Hotel Properties	$83,635	$84,078

Depreciation expense was $2,164 for the year ended December 31, 2011, and $446 and $537 for the three months ending March 31, 2012 and 2011, respectively.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 3 – OTHER ASSETS

Other Assets consisted of the following at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Prepaid Expenses	351	613
Deferred Financing Cost (net)	3	3
	$354	$616

Prepaid Expenses – Prepaid expenses include amounts paid for property tax, insurance and other expenditures that will be expensed in the next twelve months.

Deferred Financing Costs - Costs associated with entering into mortgages and notes payable are deferred and amortized over the life of the debt instruments.  Amortization of deferred financing costs is recorded in interest expense.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 4 – DEBT

The Company has a permanent mortgage in the original amount of $55,000.  This mortgage is evidenced by a promissory note and is secured by a deed of trust on the hotel property.  Principal is payable beginning December 2011 in monthly installments and interest is payable monthly at the interest rate of 6.50%.  The mortgage is due November 2016.

The Company had a mezzanine loan in the original amount of $15,000.  This debt was repaid in full on June 29, 2012.

Outstanding principal balances are as follows:

	March 31, 2012	December 31, 2011

Senior Mortgage	$54,767	$54,940
Mezzanine Loan	$15,000	$15,000
	$69,767	$69,940

Interest expense was $5,146 for the year ended December 31, 2011, and $1,280 and $1,269 for the three months ending March 31, 2012 and 2011, respectively.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Fee

The hotel is managed by Hersha Hospitality Management, LP, an affiliate of the owner of H Metro Delaware Associates, LLC, pursuant to an agreement which provides for a management fee of 3% of gross room revenue plus certain additional fees for bookkeeping and technology fees as described in the management agreement.  For the year ended 2011 and three months ended March 31, 2012 and 2011, total fees of $430, $80 and $69, respectively, were incurred, which are included in hotel operating expenses on the accompanying statements of operations.

Due to Affiliates

The Company has received noninterest bearing advances from affiliates which are unsecured and due on demand.  As of December 31, 2011 and March 31, 2012 the balance totaled $168 and $127, respectively.

Metro 29th Street Associates, LLC
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
[DOLLAR AMOUNTS IN THOUSANDS]

NOTE 6 - SUBSEQUENT EVENT

The Company has evaluated events subsequent to December 31, 2011 through August 30, 2012, the date the combined consolidated financial statements were available to be issued, noting the following events requiring disclosure.  On June 18, 2012, H Metro Delaware, LLC (the Buyer) purchased, from Sam Chang (the Seller), the remaining 50% ownership in the Company.  Consideration given for this interest in the Company included $10,000 cash and the forgiveness of approximately $800 of accrued interest payable under a mezzanine loan made by the Buyer to an affiliate of the Seller.  On June 29, 2012, the Buyer repaid the $15,000 mezzanine debt.